Exhibit 24

                    TAUBER AND BALSER, P.C.
                 Certified Public Accountants
                   3340 Peachtree Road, N.E.
                         Suite 250
                     Atlanta, GA 30326


                INDEPENDENT AUDITORS' CONSENT

As independent auditors of Innovative Coatings Corporation ("ICC"), we hereby consent to the incorporation in the registration statement on Form S-8 to be filed on or about June 24, 2002 of our report dated March 26, 2002, relating to the consolidated balance sheet of ICC as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2001 and 2000.

/s/ Tauber and Balser, P.C.
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Tauber and Balser, P.C.
Atlanta, Georgia
June 24, 2002